EXHIBIT 11.1

                     COMPUTATION OF BASIC EARNINGS PER SHARE
                      (in thousands, except per share data)


                                                              Three Months Ended
                                                                 December 31,
                                                              ------------------
                                                               1997        1996
                                                               ----        ----
Shares

Weighted average shares outstanding                           15,994      12,903
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Net Income                                                    $3,656      $1,568
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Basic Earnings Per Share                                      $ 0.23      $ 0.12
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